SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 19, 2005 (April 13, 2005)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

     On April 13, 2005, we entered into a Distribution and Supply Agreement (“Agreement”) with Cura Pharmaceutical Co. Inc. (“Cura”), whereby we granted to Cura an exclusive right to distribute, promote and sell our carboplatin generic drug product in the United States when approved by the U.S. Food and Drug Administration.

     Under the terms of the Agreement, Cura agreed to use its best efforts to promote, distribute and sell carboplatin in the United States at mutually agreed upon prices, and we agreed to cause a manufacturing partner to manufacture and supply carboplatin to Cura based on forecasts provided by Cura meeting certain conditions. Cura will purchase supplies of carboplatin at our manufacturing cost as defined in the Agreement. We and Cura will share any net profit margin at rates specified in the Agreement. The Agreement also contains provisions covering quality control, record keeping, ownership of intellectual property, audits and customary indemnification. The initial term of the Agreement is two years with a feature to automatically extend the term for two additional terms of two years each. The Agreement and press release are attached to this report as Exhibits 10.1 and 99.1 respectively and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibits:	Description of Document
10.1*	Distribution and Supply Agreement, dated April 13, 2005, by and between the Registrant and Cura Pharmaceutical Co. Inc.
99.1	Press Release dated April 14, 2005

*	Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2005

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Shyam K. Kumaria
	Name:	Shyam K. Kumaria

EXHIBIT INDEX

Exhibits:	Description of Document
10.1*	Distribution and Supply Agreement, dated April 13, 2005, by and between the Registrant and Cura Pharmaceutical Co. Inc.
99.1	Press Release dated April 14, 2005

*	Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934, as amended.